UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2015

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On September 30, 2015, Onconova Therapeutics, Inc. (the “Company”) and Cantor Fitzgerald & Co. (“Cantor”) entered into Amendment No. 1 (the “Sales Amendment”) to the Sales Agreement, dated October 8, 2014, between the Company and Cantor (the “Sales Agreement”).  The Sales Amendment, among other things, provides that the Sales Agreement, which would have expired on October 8, 2015, shall continue until terminated by one or both parties pursuant to its terms.

During the three months ended September 30, 2015, 1,940,103, were sold under the Sales Agreement for net proceeds of $4,749,000.

The foregoing description of the Sales Amendment does not purpose to be complete and is qualified in its entirety by reference to the full text of the Sales Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.02                                           Results of Operations and Financial Condition

The Company is currently in the process of finalizing its financial results for the third quarter ended September 30, 2015. Based on information available as of the date of this report, management estimates the Company’s cash and cash equivalents as of September 30, 2015 to be approximately $22.2 million.

This preliminary estimate has been prepared by, and is the responsibility of, the Company’s management. The Company’s independent registered public accounting firm, Ernst & Young LLP, has not audited or reviewed, and does not express an opinion with respect to, this estimate. The Company’s actual cash and cash equivalents as of September 30, 2015 may differ from this estimate due to the completion of the Company’s closing procedures with respect to the third quarter ended September 30, 2015, final adjustments and other developments that may arise between now and the time the financial results for the quarter are finalized. The Company expects to announce its financial results for the third quarter ended September 30, 2015 in November 2015.

This Current Report on Form 8-K contains forward-looking statements. All statements that address operating performance, events or developments that the Company expects or anticipates will occur in forward-looking statements, including statements regarding expected financial results for the third quarter of 2015. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and its present expectations or projections. These risks and uncertainties include, but are not limited to, those described above and in “Item 1A. Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K and those described from time to time in other reports which the Company files with the Securities and Exchange Commission.

The information furnished under Item 2.02 of this report shall be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 29, 2015, the Company received written notice from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that for the preceding 30 consecutive business days, the Company’s Market Value of Listed Securities (“MVLS”) had closed below the minimum $50,000,000 requirement for continued listing on The NASDAQ Global Select Market, set forth in NASDAQ Listing Rule 5450(b)(2)(A). The notice has no immediate effect on the listing of the Company’s common stock and the common stock will continue to trade on The NASDAQ Global Select Market under the symbol “ONTX” at this time.

In accordance with NASDAQ Listing Rule 5810(c)(3)(C), the Company has a grace period of 180 calendar days, or until March 28, 2016, to regain compliance with NASDAQ Listing Rule 5450(b)(2)(A). Compliance can be achieved automatically and without further action if the Company’s MVLS closes at $50,000,000 or more for at least 10 consecutive business days at any time during the 180-day compliance period.

If the Company does not regain compliance by March 28, 2016, NASDAQ will notify the Company that its common stock will be subject to delisting. The Company is currently considering available options to resolve the listing deficiency and to regain compliance. There can be no assurance that the Company will be able to regain compliance with The NASDAQ Global Select Market listing requirements.

Another option available to the Company is to apply to transfer the listing of its common stock to The NASDAQ Capital Market. To qualify, the Company would need to satisfy the listing requirements for that market, which are lower than the requirements for The NASDAQ Global Select Market on which the common stock currently trades.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1                        Amendment No. 1 to Sales Agreement, dated September 30, 2015, between Onconova Therapeutics, Inc. and Cantor Fitzgerald & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2015	Onconova Therapeutics, Inc.

	By:	/s/ Ramesh Kumar
		Name:	Ramesh Kumar
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Sales Agreement, dated September 30, 2015, between Onconova Therapeutics, Inc. and Cantor Fitzgerald & Co.